EXHIBIT 99.1



  America Service Group Announces Fourth Quarter and Year-End Results

    Announces Intent to Sell Certain Assets of Secure Pharmacy Plus


    BRENTWOOD, Tenn.--(BUSINESS WIRE)--March 5, 2007--America
Service Group Inc. (NASDAQ:ASGR):

    Highlights:

    -- Gross margin of $10.3 million in the quarter as compared with $7.1 million in the prior year quarter

    -- Charge taken for impairment of goodwill of pharmacy segment of $3.0 million

    -- Adjusted EBITDA of $3.0 million in the quarter as compared with $2.8 million in the prior year quarter

    -- Net cash provided by operating activities of $25.3 million in 2006 as compared with net cash used in operating activities of $10.6 million in the prior year

    America Service Group Inc. (NASDAQ:ASGR) announced today results for the fourth quarter and year ended December 31, 2006, and its intent to sell certain assets of Secure Pharmacy Plus, LLC (SPP), a wholly owned subsidiary.

    Commenting on today's announcement, Michael Catalano, chairman, president and chief executive officer of America Service Group, said, "We entered 2006 with the commitment to address clearly defined challenges that had adversely affected the financial performance of the Company. In July, the Wyoming contract was renewed upon mutually agreeable terms. In November, losses under the Florida DOC Region IV contract stopped after the Company acted to end the contract. In January 2007, the Company entered into a new, innovative, cost-plus contract with the Vermont DOC. Hopefully, at the end of the first quarter, the Company will have a new strategic relationship with a preeminent correctional pharmacy services company. As we addressed these challenges, the Company produced $25 million in cash flow from operations. In the fourth quarter, the Company produced Adjusted EBITDA from continuing operations of $3.0 million, which, should be noted, included the impact of the negative $2.1 million of gross margin related to discontinued contracts. The Company ended the year with more cash than debt, positive working capital and the ability to leverage its balance sheet to grow the Company and enhance shareholder value."

    FAS 144 Impact on Income Statement Presentation Format

    As noted in its 2005 annual report on Form 10-K, the Company is applying the discontinued operations provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 144 ("FAS 144") to all service contracts that expire subsequent to January 1, 2002. FAS 144 requires the Company to follow the income statement presentation format described in FAS 144. The results of operations of contracts that expire, less applicable income taxes, are classified on the Company's consolidated statements of operations separately from continuing operations. The presentation prescribed for discontinued operations requires the collapsing of healthcare revenues and expenses, as well as other specifically identifiable costs, into the income or loss from discontinued operations, net of taxes. Items such as indirect selling, general and administrative expenses or interest expense cannot be allocated to expired contracts. The application of the FAS 144 accounting presentation to expired contracts has no impact on net income, earnings per share, total cash flows or stockholders' equity.

    As a result of the application of FAS 144, "healthcare revenues" and "healthcare expenses" on the Company's consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts. The Company will also discuss "Total Revenues," "Total Healthcare Expenses," and "Total Gross Margin," which will include all of the Company's revenues and healthcare expenses for a period (i.e., healthcare revenues plus revenues from expired service contracts, or healthcare expenses plus expenses from expired contracts less share-based compensation expense). Total Gross Margin is defined as Total Revenues less Total Healthcare Expenses. Total Gross Margin excludes loss contract reserve utilization and share-based compensation expense. Reconciliations of healthcare revenues to Total Revenues, healthcare expenses to Total Healthcare Expenses and gross margin to Total Gross Margin are found in the attached schedules.

    Results for Fourth Quarter and Year Ended December 31, 2006

    Healthcare revenues from continuing contracts for the fourth quarter of 2006 were $149.7 million, an increase of 4.7% over the prior year quarter. Healthcare revenues from continuing contracts for the year ended December 31, 2006, were $569.4 million, an increase of 5.5% over the prior year period. Total Revenues, which includes revenues from continuing and discontinued contracts, for the fourth quarter of 2006 were $160.6 million, an increase of 7.2% over the prior year quarter. Total Revenues for the year ended December 31, 2006, were $649.8 million, an increase of 0.1% compared with the prior year period.

    Healthcare expenses from continuing contracts for the fourth quarter of 2006 were $139.4 million, or 93.1% of healthcare revenues, as compared with $135.9 million, or 95.0% of healthcare revenues, in the prior year quarter. Healthcare expenses from continuing contracts for the year ended December 31, 2006, were $530.2 million, or 93.1% of healthcare revenues, as compared with $506.4 million, or 93.9% of healthcare revenues, in the prior year period. Included in healthcare expenses from continuing contracts is share-based compensation expense of $112,000 and $436,000 for the fourth quarter of 2006 and the year ended December 31, 2006, respectively. Healthcare expenses from continuing operations were negatively impacted in the fourth quarter by legal and other expenses related to union negotiations and a potential labor strike, which was subsequently averted, in Alameda County, California, ($499,000), and slightly higher losses than anticipated ($355,000) at SPP. Total Healthcare Expenses, which includes expenses from continuing and discontinued contracts and excludes share-based compensation expense, for the fourth quarter of 2006 were $152.3 million, or 94.8% of Total Revenues, as compared with $142.1 million, or 94.9% of Total Revenues, in the prior year quarter. Total Healthcare Expenses for the year ended December 31, 2006, were $614.5 million, or 94.6% of Total Revenues, as compared with $612.8 million, or 94.4% of Total Revenues, in the prior year period.

    Gross margin from continuing contracts for the fourth quarter of 2006 was $10.3 million, or 6.9% of healthcare revenues, as compared with $7.1 million, or 5.0% of healthcare revenues, in the prior year quarter. Gross margin from continuing contracts for the year ended December 31, 2006, was $39.2 million, or 6.9% of healthcare revenues, as compared with $33.1 million, or 6.1% of healthcare revenues, in the prior year period. Reducing gross margin from continuing contracts is share-based compensation expense of $112,000 and $436,000 for the fourth quarter of 2006 and the year ended December 31, 2006, respectively. Total Gross Margin, which includes continuing and discontinued contracts and excludes share-based compensation expense, for the fourth quarter of 2006 was $8.3 million, or 5.2% of Total Revenues, as compared with $7.7 million, or 5.1% of Total Revenues, in the prior year quarter. Total Gross Margin for the year ended December 31, 2006, was $35.2 million, or 5.4% of Total Revenues, as compared with $36.5 million, or 5.6% of Total Revenues, in the prior year period.

    Selling, general and administrative expenses for the fourth quarter of 2006 were $6.4 million, or 4.4% of healthcare revenues, as compared with $4.9 million, or 3.4% of healthcare revenues, in the prior year quarter. Selling, general and administrative expenses for the year ended December 31, 2006, were $25.0 million, or 4.4% of healthcare revenues, as compared with $18.1 million, or 3.4% of healthcare revenues, in the prior year period. Included in selling, general and administrative expenses is share-based compensation expense of $1.1 million and $3.8 million for the fourth quarter of 2006 and the year ended December 31, 2006, respectively. Selling, general and administrative expenses, excluding share-based compensation expense, as a percentage of Total Revenues for the fourth quarter of 2006 were 3.3%, consistent with the prior year quarter. Selling, general and administrative expenses, excluding share-based compensation expense, as a percentage of Total Revenues for the year ended December 31, 2006, were 3.3%, as compared with 2.8%, in the prior year period.

    As of December 31, 2006, the Company performed its annual goodwill impairment analysis as required by Statement of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 142 and recorded a non-cash impairment charge related to its pharmaceutical distribution services segment of $3.0 million to write-off the carrying value of goodwill. The impairment charge was attributable to a decrease in the segment's estimated fair value resulting from a decline in volume occurring primarily in the fourth quarter of 2006 and an indication of value of this segment based on a proposed independent third party transaction as described below.

    Expenses related to the Audit Committee investigation into certain matters at SPP, the findings of which were reported on March 15, 2006, for the fourth quarter of 2006 were $340,000, as compared with $3.3 million in the prior year quarter. Audit Committee investigation and related expenses for the year ended December 31, 2006, were $5.3 million, as compared with $3.7 million in the prior year period.

    Adjusted EBITDA for the fourth quarter of 2006 was $3.0 million, as compared with $2.8 million in the prior year quarter. Adjusted EBITDA for the year ended December 31, 2006, was $14.1 million, as compared with $18.4 million in the prior year period. As reflected in the attached schedule, the Company defines Adjusted EBITDA as earnings before interest expense, late fee income, income taxes, depreciation, amortization, increases or decreases in reserves for loss contracts, discontinued acquisition expenses, Audit Committee investigation expenses, impairment of goodwill and share-based compensation expense. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition. The negative gross margin generated by discontinued contracts of $2.1 million in the fourth quarter of 2006 and $4.4 million for the year ended December 31, 2006, significantly impacted Adjusted EBITDA results.

    Depreciation and amortization expense for the fourth quarter of 2006 was $1.1 million, as compared with $965,000 in the prior year quarter. Depreciation and amortization expense for the year ended December 31, 2006, was $4.1 million, as compared with $4.0 million in the prior year period.

    The loss from operations for the fourth quarter of 2006 was $571,000, as compared with $2.1 million in the prior year quarter. Income from operations for the year ended December 31, 2006, was $1.7 million, as compared with $6.7 million in the prior year period. Negatively impacting the current year results is the $3.0 million impairment of goodwill in the fourth quarter, the $4.3 million of share-based compensation expense ($1.2 million in the fourth quarter) and the $5.3 million of Audit Committee investigation and related expenses ($340,000 in the fourth quarter). Negatively impacting the prior year results is $658,000 of discontinued acquisition expenses (none of which was in the fourth quarter of 2005) and $3.7 million of Audit Committee investigation and related expenses ($3.3 million in the fourth quarter of 2005).

    Net interest expense for the fourth quarter of 2006 was $386,000, as compared with $371,000 in the prior year quarter. Net interest expense for the year ended December 31, 2006, was $1.9 million, as compared with $1.2 million in the prior year period.

    The loss from continuing operations before income taxes for the fourth quarter of 2006 was $957,000, as compared with $2.4 million in the prior year quarter. The loss from continuing operations before income taxes for the year ended December 31, 2006, was $255,000, as compared with income from continuing operations before income taxes of $5.7 million in the prior year period. Negatively impacting the current year results is the $3.0 million impairment of goodwill in the fourth quarter, the $4.3 million of share-based compensation expense ($1.2 million in the fourth quarter) and the $5.3 million of Audit Committee investigation and related expenses ($340,000 in the fourth quarter). Negatively impacting the prior year results is $658,000 of discontinued acquisition expenses (none of which was in the fourth quarter of 2005) and $3.7 million of Audit Committee investigation and related expenses ($3.3 million in the fourth quarter of 2005), partially offset by the positive impact of $249,000 of late fee income (none of which was in the fourth quarter of 2005).

    The income tax provision for the fourth quarter of 2006 was $1.1 million, as compared with an income tax benefit of $947,000 in the prior year quarter. The income tax provision for the year ended December 31, 2006, was $437,000, as compared with $2.5 million in the prior year period. The income tax provision for the year ended December 31, 2006, is due to the impact of non-deductible expenses and the revision of prior year tax estimates upon completion of the related tax returns.

    The loss from continuing operations for the fourth quarter of 2006 was $2.1 million, as compared with $1.5 million in the prior year quarter. The loss from continuing operations for the year ended December 31, 2006, was $692,000, as compared with income from continuing operations of $3.2 million in the prior year period. Negatively impacting the current year results is the pre-tax
$3.0 million impairment of goodwill in the fourth quarter, the pre-tax $4.3 million of share-based compensation expense ($1.2 million in the fourth quarter) and the pre-tax $5.3 million of Audit Committee investigation and related expenses ($340,000 in the fourth quarter). Negatively impacting the prior year results is the pre-tax $658,000 of discontinued acquisition expenses (none of which was in the fourth quarter of 2005) and the pre-tax $3.7 million of Audit Committee investigation and related expenses ($3.3 million in the fourth quarter of 2005), partially offset by the positive impact of the pre-tax $249,000 of late fee income (none of which was in the fourth quarter of 2005).

    The loss from discontinued operations, net of taxes, for the fourth quarter of 2006 was $755,000, as compared with income from discontinued operations, net of taxes, of $301,000 in the prior year quarter. The loss from discontinued operations, net of taxes, for the year ended December 31, 2006, was $2.7 million, as compared with income from discontinued operations, net of taxes, of $1.2 million in the prior year period. Negatively impacting the prior year results is the pre-tax $1.3 million increase in the Company's loss contract reserve (none of which was in the fourth quarter of 2005).

    The net loss for the fourth quarter of 2006 was $2.8 million, or $0.28 basic and diluted per common share, as compared with a net loss of $1.2 million, or $0.11 basic and diluted per common share in the prior year quarter. The net loss for the year ended December 31, 2006, was $3.4 million, or $0.32 basic and diluted per common share, as compared with net income of $4.4 million, or $0.40 basic and $0.39 diluted per common share in the prior year period. Negatively impacting the current year results is the pre-tax $3.0 million impairment of goodwill in the fourth quarter, the pre-tax $4.3 million of share-based compensation expense ($1.2 million in the fourth quarter) and the pre-tax $5.3 million of Audit Committee investigation and related expenses ($340,000 in the fourth quarter). Negatively impacting the prior year results is the pre-tax $658,000 of discontinued acquisition expenses (none of which was in the fourth quarter of 2005), the pre-tax $3.7 million of Audit Committee investigation and related expenses ($3.3 million in the fourth quarter of 2005), and the pre-tax $1.3 million increase in the Company's loss contract reserve (none of which was in the fourth quarter of 2005), partially offset by the positive impact of the pre-tax $249,000 of late fee income (none of which was in the fourth quarter of 2005).

    Net cash provided by operating activities for the fourth quarter of 2006 was $3.8 million, as compared with net cash used in operating activities of $8.9 million in the prior year quarter. Net cash provided by operating activities for the year ended December 31, 2006, was $25.3 million, as compared with net cash used in operating activities of $10.6 million in the prior year period.

    Cash and cash equivalents were $13.7 million at December 31, 2006, as compared with $14.3 million at September 30, 2006, and cash, cash equivalents and restricted cash of $4.2 million at December 31, 2005. Total debt outstanding was $10.0 million at December 31, 2006, as compared with $13.2 million at September 30, 2006, and $12.5 million at December 31, 2005. Days sales outstanding in accounts receivable were 46 days at December 31, 2006, as compared with 51 days at September 30, 2006, and 61 days at December 31, 2005.

    Planned Sale of Certain Assets of Secure Pharmacy Plus

    On February 28, 2007, the Company entered into a non-binding asset purchase proposal whereby it intends to sell certain assets of SPP to Maxor National Pharmacy Services Corporation (Maxor). The Company and Maxor are in the process of negotiating a definitive asset purchase agreement providing for Maxor's purchase, at book value, of certain assets of SPP at closing, including certain prepaid assets, inventory, information systems and other property and equipment. As part of the transaction, Maxor and Prison Health Services, Inc. (PHS), the Company's primary operating subsidiary, will enter into a long-term supply contract pursuant to which Maxor will be the exclusive provider of pharmaceuticals and medical supplies to PHS. The Company and Maxor are currently targeting the closing of this transaction effective March 31, 2007. The final execution of a definitive asset purchase agreement, long-term supply contract and closing of the transaction is subject to final negotiations of the agreements, completion of due diligence and final approval of the respective companies' boards of directors, among other things.

    Update on Stock Repurchase Program

    On July 26, 2005, the Company announced that its Board of Directors had approved a stock repurchase program to repurchase up to $30 million of the Company's common stock over an approximate 24-month period. The Company intends to repurchase common stock under this program from time to time in accordance with Securities and Exchange Commission requirements and subject to ongoing reviews of the Company's operating cash flow requirements. This program is intended to be implemented through purchases made from time to time in either the open market or through private transactions. Under the stock repurchase program, no shares will be purchased directly from officers or directors of the Company.

    The timing, prices and sizes of purchases will depend upon prevailing stock prices, general economic and market conditions and other considerations. Funds for the repurchase of shares are expected to come primarily from cash generated from operations and also from funds on hand, including amounts available under the Company's credit facility.

    The repurchase program does not obligate the Company to acquire any particular amount of common stock, and the repurchase program may be suspended at any time at the Company's discretion.

    During the fourth quarter of 2006, the Company repurchased and retired 51,000 shares of its common stock for approximately $781,000. Repurchase activity was minimal during the fourth quarter due to significant limitations on open trading windows. Since the inception of the stock repurchase program, the Company has repurchased and retired 1,112,936 shares of its common stock for approximately
$15.3 million. As of March 1, 2007, the Company had approximately 10.1 million shares outstanding.

    2007 Guidance

    The Company is maintaining its previous guidance for full-year 2007 results. Consistent with past practice, the Company's guidance for full-year 2007 results does not consider the impact of any potential new business. Contracts currently in operation are included in the guidance for full-year 2007 results through the end of the year, unless the Company has previously been notified otherwise by the client. The Company's current guidance for full-year 2007 results does not reflect the potential impact of the planned sale of certain assets of SPP to Maxor, as discussed above. It is currently expected that the proposed transaction and the anticipated effect of entering into the proposed long-term supply agreement with Maxor, when completed, will increase adjusted net income (as defined below) in a range of approximately $600,000 to $900,000 in the subsequent 12 months.

    The Company's current guidance for estimated full-year 2007 results and a comparison with actual 2006 results (adjusted for the items discussed in detail in the footnotes) is summarized below:



                                         Estimated          Actual
                                         Full-Year        Full-Year
                                        2007 Results     2006 Results
                                     ------------------ --------------
Total Revenues (1)                   $570 - 580 million $649.8 million
Adjusted Total Gross Margin (2)        $44.7 million    $35.2 million
Adjusted selling, general and
 administrative expenses (3)           $25.2 million    $21.2 million
Depreciation, amortization and
 interest expense (1)                   $5.5 million     $6.1 million
Adjusted pre-tax income (4)            $14.0 million     $7.9 million
Estimated effective tax rate on
 adjusted pre-tax income                    41%              41%
Adjusted net income (4)                 $8.2 million     $4.7 million
Weighted average common shares
 outstanding - diluted                  9.5 million      10.6 million
Adjusted net income per common share
 - diluted (4)                             $0.86            $0.44

(1) From continuing and discontinued contracts.
(2) From continuing and discontinued contracts and excluding actual share-based compensation expense allocated to healthcare expenses of $0.4 million estimated in 2007 and $0.4 million actual in 2006.
(3) Excluding share-based compensation expense allocated to selling, general and administrative expenses of $3.5 million estimated in 2007 and $3.8 million actual in 2006.
(4) From continuing and discontinued contracts and excluding pre-tax impairment of goodwill of $0 estimated in 2007 and $3.0 million actual in 2006, pre-tax share-based compensation expense of $3.9 million estimated in 2007 and $4.3 million actual in 2006 and pre-tax Audit Committee investigation and related expenses of $0 estimated in 2007 and $5.3 million actual in 2006.


    Conference Call

    A listen-only simulcast and replay of America Service Group's fourth quarter 2006 results conference call will be available online at www.asgr.com or www.earnings.com on March 6, 2007, beginning at 11:00 a.m. Eastern time. In addition, a copy of the press release containing the related financial information can be found on the Company's website.

    America Service Group Inc., based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare and pharmacy programs to government agencies for the medical care of inmates. More information about America Service Group can be found on the Company's website at www.asgr.com or at www.prisonhealthmedia.com.

    This release contains certain financial information not derived in accordance with United States generally accepted accounting principles ("GAAP"). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company's definition of such information and reconciliation to the most comparable GAAP measure is included below.

    The most directly comparable GAAP measures for the guidance provided by the Company are: healthcare revenues; gross margin; income from continuing operations before income taxes; depreciation and amortization; and interest, each of which will only include results from continuing contracts. Because it is not possible to reliably forecast discontinued operations, reconciliation of the Company's guidance to the most directly comparable GAAP measure cannot be estimated on a forward-looking basis.

    Cautionary Statement

    This press release contains "forward-looking" statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company's or management's beliefs and expectations, constitute forward-looking statements and may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

    -- the risk that government entities (including the Company's government customers) may bring enforcement actions against, seek additional refunds from, or impose penalties on, the Company or its subsidiaries as a result of the matters recently investigated by the Audit Committee or the previous restatement of the Company's financial results;

    -- the risks arising from shareholder litigation as a result of the matters recently investigated by the Audit Committee or the previous restatement of the Company's financial results;

    -- risks associated with the possibility that we may be unable to satisfy covenants under our credit facility;

    -- risks arising from potential weaknesses or deficiencies in our internal control over financial reporting;

    -- risks arising from the possibility that we may be unable to collect accounts receivable;

    -- the Company's ability to retain existing client contracts and obtain new contracts at acceptable pricing levels;

    -- whether or not government agencies continue to privatize correctional healthcare services;

    -- the possible effect of adverse publicity on the Company's business;

    -- increased competition for new contracts and renewals of existing contracts;

    --  the Company's ability to execute its expansion strategies;

    -- the Company's ability to limit its exposure for catastrophic illnesses and injuries in excess of amounts covered under contracts or insurance coverage;

    -- the outcome or adverse development of pending litigation, including professional liability litigation;

    -- risks arising from the possibility that the potential sale of certain assets of Secure Pharmacy Plus either does not occur or does not occur on the terms described in this release;

    -- risks arising from the possibility that the potential acquirer of certain assets of Secure Pharmacy Plus cannot provide pharmaceuticals or related services at either a cost or service level sufficient to allow the Company to meet its contractual obligations with its customers without negatively impacting financial performance;

    -- risks arising from the possibility of continued financial underperformance by Secure Pharmacy Plus;

    --  the Company's dependence on key personnel; and

    -- the Company's determination whether to repurchase shares under its stock repurchase program.

    A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.



                      AMERICA SERVICE GROUP INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
           (In thousands, except share and per share data)

                                           Three Months Ended
                                   -----------------------------------
                                   Dec. 31,   % of   Dec. 31,   % of
                                     2006    Revenue   2005    Revenue
                                   --------- ------- --------- -------
Healthcare revenues                $149,718   100.0  $143,012   100.0
Healthcare expenses                 139,440    93.1   135,867    95.0
                                   --------- ------- --------- -------
   Gross margin                      10,278     6.9     7,145     5.0
Selling, general and
 administrative expenses              6,411     4.4     4,900     3.4
Impairment of goodwill                3,041     2.0         -       -
Audit Committee investigation and
 related expenses                       340     0.2     3,332     2.3
Depreciation and amortization         1,057     0.7       965     0.7
                                   --------- ------- --------- -------
   Loss from operations                (571)   (0.4)   (2,052)   (1.4)
Interest, net                           386     0.2       371     0.3
                                   --------- ------- --------- -------
   Loss from continuing operations
    before income tax provision
    (benefit)                          (957)   (0.6)   (2,423)   (1.7)
Income tax provision (benefit)        1,117     0.8      (947)   (0.7)
                                   --------- ------- --------- -------
   Loss from continuing operations (2,074) (1.4) (1,476) (1.0) Income (loss) from discontinued
 operations, net of taxes              (755)   (0.5)      301     0.2
                                   --------- ------- --------- -------
            Net loss               $ (2,829)   (1.9) $ (1,175)   (0.8)
                                   ========= ======= ========= =======

Income (loss) per common share -
 basic:
   Loss from continuing operations $  (0.21)         $  (0.14)
   Income (loss) from discontinued
    operations, net of taxes          (0.07)             0.03
                                   ---------         ---------
            Net loss               $  (0.28)         $  (0.11)
                                   =========         =========

Income (loss) per common share -
 diluted:
   Loss from continuing operations $  (0.21)         $  (0.14)
   Income (loss) from discontinued
    operations, net of taxes          (0.07)             0.03
                                   ---------         ---------
            Net loss               $  (0.28)         $  (0.11)
                                   =========         =========

Weighted average common shares
 outstanding:
   Basic                             10,094            10,753
                                   =========         =========
   Diluted                           10,094            10,753
                                   =========         =========




                      AMERICA SERVICE GROUP INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
           (In thousands, except share and per share data)

                                               Year Ended
                                  ------------------------------------
                                  Dec. 31,   % of    Dec. 31,   % of
                                    2006    Revenue   2005     Revenue
                                  --------- ------- ---------- -------
Healthcare revenues               $569,409   100.0  $ 539,470   100.0
Healthcare expenses                530,236    93.1    506,376    93.9
                                  --------- ------- ---------- -------
   Gross margin                     39,173     6.9     33,094     6.1
Selling, general and
 administrative expenses            25,019     4.4     18,100     3.4
Impairment of goodwill               3,041     0.5          -       -
Discontinued acquisition expenses        -       -        658     0.1
Audit Committee investigation and
 related expenses                    5,307     1.0      3,702     0.7
Depreciation and amortization        4,129     0.7      3,958     0.7
                                  --------- ------- ---------- -------
   Income from operations            1,677     0.3      6,676     1.2
Interest, net                        1,932     0.3      1,219     0.2
Late fee income                          -       -        249     0.1
                                  --------- ------- ---------- -------
   Income (loss) from continuing
    operations before income tax
    provision                         (255)      -      5,706     1.1
Income tax provision                   437     0.1      2,528     0.5
                                  --------- ------- ---------- -------
   Income (loss) from continuing
    operations                        (692)   (0.1)     3,178     0.6
Income (loss) from discontinued
 operations, net of taxes           (2,688)   (0.5)     1,187     0.2
                                  --------- ------- ---------- -------
            Net income (loss)     $ (3,380)   (0.6) $   4,365     0.8
                                  ========= ======= ========== =======

Income (loss) per common share -
 basic:
   Income (loss) from continuing
    operations                    $  (0.07)         $    0.29
   Income (loss) from
    discontinued operations, net
    of taxes                         (0.25)              0.11
                                  ---------         ----------
            Net income (loss)     $  (0.32)         $    0.40
                                  =========         ==========

Income (loss) per common share -
 diluted:
   Income (loss) from continuing
    operations                    $  (0.07)         $    0.29
   Income (loss) from
    discontinued operations, net
    of taxes                         (0.25)              0.10
                                  ---------         ----------
            Net income (loss)     $  (0.32)         $    0.39
                                  =========         ==========

Weighted average common shares
 outstanding:
   Basic                            10,511             10,824
                                  =========         ==========
   Diluted                          10,511             11,064
                                  =========         ==========




                      AMERICA SERVICE GROUP INC.
                     CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                                   Dec. 31,  Dec. 31,
                                                     2006    2005 (1)
                                                   --------- ---------
                      ASSETS

Current assets:
   Cash and cash equivalents                       $ 13,736  $      -
   Restricted cash                                        -     4,200
   Accounts receivable: healthcare and other, less
    allowances                                       80,945    99,712
   Inventories                                        7,070     6,546
   Prepaid expenses and other current assets         12,851    18,976
   Current deferred tax assets                        8,864     7,575
                                                   --------- ---------
Total current assets                                123,466   137,009
Property and equipment, net                           6,800     6,336
Goodwill, net                                        40,772    43,813
Contracts, net                                        5,538     7,166
Other intangibles, net                                  615       845
Other assets                                          7,540    10,068
                                                   --------- ---------
            Total assets                           $184,731  $205,237
                                                   ========= =========

       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                $ 26,809  $ 36,023
   Accrued medical claims liability                  31,005    31,122
   Accrued expenses                                  37,541    44,478
   Deferred revenue                                  11,740     8,533
   Revolving credit facility classified as current   10,000    12,500
                                                   --------- ---------
Total current liabilities                           117,095   132,656
Noncurrent portion of accrued expenses               20,634    15,701
Noncurrent deferred tax liabilities                     548       876
                                                   --------- ---------
Total liabilities                                   138,277   149,233
                                                   --------- ---------
Stockholders' equity:
   Common stock                                         100       108
   Additional paid-in capital                        47,597    53,759
   Retained earnings (accumulated deficit)           (1,243)    2,137
                                                   --------- ---------
Total stockholders' equity                           46,454    56,004
                                                   --------- ---------
            Total liabilities and stockholders'
             equity                                $184,731  $205,237
                                                   ========= =========

(1) Certain prior period amounts have been reclassified in order to conform to the current period presentation.




                      AMERICA SERVICE GROUP INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                                       Year Ended
                                                        Dec. 31,
                                                   -------------------
                                                     2006      2005
                                                   --------- ---------
Cash Flows from Operating Activities
Net income (loss)                                  $ (3,380) $  4,365
Adjustments to reconcile net income (loss) to net
 cash provided by (used in) operating activities:
      Depreciation and amortization                   4,182     4,084
      Loss on retirement of fixed assets                 40       138
      Impairment of goodwill                          3,041         -
      Finance cost amortization                         111       501
      Deferred income taxes                          (1,155)    3,017
      Share-based compensation expense                4,279        90
      Increase in reserve for loss contracts              -     1,295
      Excess tax benefits from share-based
       compensation expense                            (462)       98
      Changes in operating assets and liabilities:
         Accounts receivable, net                    18,767    (6,470)
         Inventories                                   (524)      965
         Prepaid expenses and other current assets    6,125    (1,790)
         Other assets                                 2,390     1,991
         Accounts payable                            (9,214)  (13,763)
         Accrued medical claims liability              (117)    5,314
         Accrued expenses                            (2,004)      211
         Deferred revenue                             3,207    (3,336)
         Loss contract reserve utilization                -    (7,357)
                                                   --------- ---------
            Net cash provided by (used in)
             operating activities                    25,286   (10,647)
                                                   --------- ---------

Cash Flows from Investing Activities
Capital expenditures                                 (2,801)   (3,355)
                                                   --------- ---------
            Net cash used in investing activities    (2,801)   (3,355)
                                                   --------- ---------

Cash Flows from Financing Activities
Net borrowings (payments) on line of credit          (2,500)   12,500
Share repurchases                                   (12,364)   (2,972)
Restricted cash used to collateralize letters of
 credit                                               4,200    (4,200)
Excess tax benefits from share-based compensation
 expense                                                462         -
Issuance of common stock                                398       600
Exercise of stock options                             1,055       883
                                                   --------- ---------
            Net cash provided by (used in)
             financing activities                    (8,749)    6,811
                                                   --------- ---------

Net increase (decrease) in cash and cash
 equivalents                                         13,736    (7,191)
Cash and cash equivalents at beginning of period          -     7,191
                                                   --------- ---------
Cash and cash equivalents at end of period         $ 13,736  $      -
                                                   ========= =========




                      AMERICA SERVICE GROUP INC.
SCHEDULES OF INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAXES
                            (In thousands)

                                            Three Months Ended
                                    ----------------------------------
                                    Dec. 31,  % of   Dec. 31,   % of
                                     2006    Revenue   2005    Revenue
                                    -------- ------- --------- -------
Healthcare revenues                 $10,877   100.0  $  6,777   100.0
Healthcare expenses                  12,943   119.0     6,248    92.2
                                    -------- ------- --------- -------
   Gross margin                      (2,066)  (19.0)      529     7.8
Depreciation and amortization             9     0.1        18     0.3
Interest, net                             -       -        10     0.1
                                    -------- ------- --------- -------
   Income (loss) from discontinued
    operations before income taxes   (2,075)  (19.1)      501     7.4
Income tax provision (benefit)       (1,320)  (12.2)      200     3.0
                                    -------- ------- --------- -------
Income (loss) from discontinued
 operations, net of taxes           $  (755)   (6.9) $    301     4.4
                                    ======== ======= ========= =======

                                                Year Ended
                                    ----------------------------------
                                    Dec. 31,  % of   Dec. 31,   % of
                                     2006    Revenue   2005    Revenue
                                    -------- ------- --------- -------
Healthcare revenues                 $80,350   100.0  $109,880   100.0
Healthcare expenses                  84,717   105.4   106,425    96.9
Increase in reserve for loss
 contracts                                -       -     1,295     1.1
                                    -------- ------- --------- -------
   Gross margin                      (4,367)   (5.4)    2,160     2.0
Depreciation and amortization            53     0.1       125     0.2
Interest, net                            16       -        24       -
                                    -------- ------- --------- -------
   Income (loss) from discontinued
    operations before income taxes   (4,436)   (5.5)    2,011     1.8
Income tax provision (benefit)       (1,748)   (2.2)      824     0.7
                                    -------- ------- --------- -------
Income (loss) from discontinued
 operations, net of taxes           $(2,688)   (3.3) $  1,187     1.1
                                    ======== ======= ========= =======




                      AMERICA SERVICE GROUP INC.
         DISCUSSION AND RECONCILIATIONS OF NON-GAAP MEASURES
                            (In thousands)

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles ("GAAP"). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company's definition of such information and reconciliations to the most comparable GAAP measures are included below.


                           ADJUSTED EBITDA

The Company defines Adjusted EBITDA as earnings before interest expense, late fee income, income taxes, depreciation, amortization, increases or decreases in reserves for loss contracts, discontinued acquisition expenses, Audit Committee investigation expenses, impairment of goodwill and share-based compensation expense. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.

The Company believes that Adjusted EBITDA is an important operating measure that supplements discussions and analysis of the Company's results of operations. The Company believes that it is useful to investors to provide disclosures of its results of operations on the same basis as that used by management, credit providers and analysts. The Company's management, credit providers and analysts rely upon Adjusted EBITDA as a key measure to review and assess operating performance. Adjusted EBITDA is utilized by management, credit providers and analysts to compare the Company's current operating results with the corresponding periods in the previous year and to compare the Company's operating results with other companies in the healthcare industry.

Adjusted EBITDA is not a measure of financial performance under United
 States generally accepted accounting principles and should not be considered an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.




       RECONCILIATIONS OF NET INCOME (LOSS) TO ADJUSTED EBITDA

                                                    Three Months Ended
                                                         Dec. 31,
                                                    ------------------
                                                      2006     2005
                                                    --------- --------
Net loss                                             $(2,829) $(1,175)
Depreciation, interest and taxes included in income
 (loss) from discontinued operations, net of taxes    (1,311)     228
Income tax provision (benefit)                         1,117     (947)
Interest, net                                            386      371
Depreciation and amortization                          1,057      965
Audit Committee investigation and related expenses       340    3,332
Impairment of goodwill                                 3,041        -
Share-based compensation expense included in
 healthcare expenses                                     112        -
Share-based compensation expense included in
 selling, general and administrative expenses          1,050        -
                                                    --------- --------
Adjusted EBITDA                                      $ 2,963  $ 2,774
                                                    ========= ========

                                                        Year Ended
                                                         Dec. 31,
                                                    ------------------
                                                      2006     2005
                                                    --------- --------
Net income (loss)                                    $(3,380) $ 4,365
Depreciation, interest and taxes included in income
 (loss) from discontinued operations, net of taxes    (1,679)     973
Increase in loss contract reserve included in
 income (loss) from discontinued operations, net of
 taxes                                                     -    1,295
Income tax provision                                     437    2,528
Interest, net                                          1,932    1,219
Late fee income                                            -     (249)
Depreciation and amortization                          4,129    3,958
Discontinued acquisition costs                             -      658
Audit Committee investigation and related expenses     5,307    3,702
Impairment of goodwill                                 3,041        -
Share-based compensation expense included in
 healthcare expenses                                     436        -
Share-based compensation expense included in
 selling, general and administrative expenses          3,843        -
                                                    --------- --------
Adjusted EBITDA                                      $14,066  $18,449
                                                    ========= ========




   TOTAL REVENUES, TOTAL HEALTHCARE EXPENSES AND TOTAL GROSS MARGIN

The Company defines Total Revenues as healthcare revenues plus revenues from expired service contracts classified as discontinued operations. The Company defines Total Healthcare Expenses as healthcare expenses plus expenses from expired contracts classified as discontinued operations, less share-based compensation expense. The Company defines Total Gross Margin as Total Revenues less Total Healthcare Expenses. Total Gross Margin excludes loss contract reserve utilization.

The Company believes that Total Revenues, Total Healthcare Expenses and Total Gross Margin are useful measurements when comparing the Company's performance for such items as selling, general and administrative expenses, interest expense or tax expense as a percentage of revenue between periods. As a result of the application of FAS 144, "healthcare revenues," "healthcare expenses," and "gross margin" on the Company's consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts.




       RECONCILIATIONS OF HEALTHCARE REVENUES TO TOTAL REVENUES

                                                Three Months Ended
                                                     Dec. 31,
                                                 2006         2005
                                             -------------- ----------
Healthcare revenues                               $149,718   $143,012
Healthcare revenues included in income
 (loss) from discontinued operations, net of
 taxes                                              10,877      6,777
                                             -------------- ----------
Total Revenues                                    $160,595   $149,789
                                             ============== ==========

                                                    Year Ended
                                                     Dec. 31,
                                             -------------------------
                                                 2006         2005
                                             -------------- ----------
Healthcare revenues                               $569,409   $539,470
Healthcare revenues included in income
 (loss) from discontinued operations, net of
 taxes                                              80,350    109,880
                                             -------------- ----------
Total Revenues                                    $649,759   $649,350
                                             ============== ==========

 RECONCILIATIONS OF HEALTHCARE EXPENSES TO TOTAL HEALTHCARE EXPENSES

                                                Three Months Ended
                                                     Dec. 31,
                                             -------------------------
                                                 2006         2005
                                             -------------- ----------
Healthcare expenses                               $139,440   $135,867
Healthcare expenses included in income
 (loss) from discontinued operations, net of
 taxes                                              12,943      6,248
Share-based compensation expense included in
 healthcare expenses                                  (112)         -
                                             -------------- ----------
Total Healthcare Expenses                         $152,271   $142,115
                                             ============== ==========

                                                    Year Ended
                                                     Dec. 31,
                                             -------------------------
                                                 2006         2005
                                             -------------- ----------
Healthcare expenses                               $530,236   $506,376
Healthcare expenses included in income
 (loss) from discontinued operations, net of
 taxes                                              84,717    106,425
Share-based compensation expense included in
 healthcare expenses                                  (436)         -
                                             -------------- ----------
Total Healthcare Expenses                         $614,517   $612,801
                                             ============== ==========

        RECONCILIATIONS OF GROSS MARGIN TO TOTAL GROSS MARGIN

                                                Three Months Ended
                                                     Dec. 31,
                                             -------------------------
                                                 2006         2005
                                             -------------- ----------
Gross margin                                      $ 10,278   $  7,145
Gross margin included in income (loss) from
 discontinued operations, net of taxes              (2,066)       529
Share-based compensation expense included in
 gross margin                                          112          -
                                             -------------- ----------
Total Gross Margin                                $  8,324   $  7,674
                                             ============== ==========

                                                    Year Ended
                                                     Dec. 31,
                                             -------------------------
                                                 2006         2005
                                             -------------- ----------
Gross margin                                      $ 39,173   $ 33,094
Gross margin included in income (loss) from
 discontinued operations, net of taxes              (4,367)     2,160
Increase in loss contract reserve included
 in income (loss) from discontinued
 operations, net of taxes                                -      1,295
Share-based compensation expense included in
 gross margin                                          436          -
                                             -------------- ----------
Total Gross Margin                                $ 35,242   $ 36,549
                                             ============== ==========



    CONTACT: America Service Group Inc., Brentwood
             Michael Catalano, 615-373-3100
             Chairman, President and Chief Executive Officer or
             Michael W. Taylor, 615-373-3100
             Senior Vice President and Chief Financial Officer